CHANGE IN CONTROL AND COVENANT NOT TO COMPETE AGREEMENT


     THIS AGREEMENT, dated as of                 , 1995, is
between Champion Motor Coach, Inc. ("CMC") and Thomas J. Ensch
(the "Executive"), who is currently employed as President of CMC.


                                  WITNESSETH:

     WHEREAS, CMC recognizes that the Executive has contributed to the growth and success of CMC due to his industry, dedication and services; and

     WHEREAS, CMC believes that it is in the best interests of CMC and its Shareholder if the Executive is assured that he will receive appropriate financial protection in the event of a Change in Control of CMC (as defined in Section 3 below), thus ensuring that the Executive will have an incentive to perform valuable services for CMC and will not be distracted in the event of an actual or threatened Change in Control; and

     WHEREAS, the Executive is willing to provide dedicated services to CMC on the condition that he receives adequate assurance that he will receive appropriate financial protection in the event of a Change in Control;

     NOW THEREFORE, in consideration of the premises and mutual covenants, the parties hereto agree as follows:


                                   AGREEMENT

     1. Operation of Agreement. This Agreement sets forth the consideration that CMC shall give the Executive if CMC incurs a Change in Control, as defined herein. Payments to the Executive under this Agreement are in lieu of (a) any severance payments due to the Executive under any other CMC or Champion
Enterprises, Inc. ("Champion") severance program, and (b) any unpaid three-year incentive plan payments then outstanding at the time of a Change in Control.

     2. Term of the Agreement. This Agreement shall be effective upon its execution by both parties and shall terminate upon the first to occur of the following: (a) five years from the date hereof if a Change in Control has not occurred within such five-year period, or (b) the involuntary termination of the Executive's employment with CMC. Notwithstanding the foregoing, Sections 5 and 6 regarding Proprietary Information and the Executive's Covenant not to Compete shall survive the term of the Agreement.

     3. Change in Control. A Change in Control shall be deemed to have occurred upon the occurrence of any of the following events:

           (a) Sale of Stock. The acquisition of ownership by a person, firm or corporation, or a group acting in concert, of 51%, or more, of the outstanding common stock of CMC in a single transaction or a series of related transactions within a one-year period;

           (b) Sale of Assets. A sale of all or substantially all of the assets of CMC to any person, firm or corporation;

           (c) Merger/Consolidation. A merger, consolidation or similar transaction between CMC and another entity if Champion does not own a majority of the voting stock of the corporation surviving the transaction and a majority in value of the total outstanding stock of such surviving corporation after the transaction; or

           (d) Public Spin-Off. A public spin-off of all or substantially all of CMC from Champion.

     4.    Change in Control Payment.

           (a) Amount. In the event of a Change in Control during the term of this Agreement, the Executive shall be entitled to an award equal to five percent (5%) of the "total enterprise value" of CMC, in accordance with the terms set forth below. Notwithstanding the foregoing, such Change in Control consideration shall not exceed two million dollars ($2,000,000) in value. For purposes of this Agreement, "total enterprise value" shall be defined as the aggregate amount of consideration received by CMC's shareholders (treating any shares issuable upon exercise of options, warrants or other rights of conversion as outstanding) plus the face amount of any debt securities assumed and/or the redemption value of preferred stock redeemed or remaining in consideration of the Change in Control.

     In the event of the sale of assets or shares or a merger/consolidation, the determination of "total enterprise value" will be made only after all potential "post-closing" adjustments, representations and warranties and/or terms are resolved or quantified. In the event of a separate public offering, "total enterprise value" will be determined by the total initial offering consideration received by CMC and/or its shareholders.

     In the event of a less than 100% transaction (but in excess of 50%), "total enterprise value" will be 100%.

           (b) Sale/Merger/Consolidation. In the event that the Change in Control is due to a sale of CMC stock or assets, or a consolidation or merger, then the Executive shall receive a cash payment (valued as of the consummation of the Change in Control) upon the earlier to occur of the Executive's involuntary termination of employment with CMC, or eighteen (18) months following the consummation of the Change in Control.

           (c) Public Spin-Off. In the event that the Change in Control is due to a public spin-off of CMC and the Executive continues to be employed by CMC, he shall receive his award in CMC stock, valued and issued to the Executive at the time of the spin-off but restricted from transfer, including sale, pledge, assignment or gift for the 18-month period following the Change in Control. If there is a spin-off and he is not retained as President of CMC, the Executive shall receive a cash payment at the time of his involuntary termination of employment. Notwithstanding the foregoing, if the Executive receives CMC stock pursuant to this Section and subsequently is terminated by CMC, he shall not be entitled to a subsequent cash award.

           5.    Confidential and Proprietary Information.

                 (a) The Executive agrees to disclose promptly to CMC and hereby assigns and agrees to assign to CMC, free from any obligation to the Executive, all of the Executive's rights, title and interest in and to any and all ideas, concepts, processes, improvements and inventions made, conceived, disclosed, or developed by him, either singly or jointly with others, during the term of his employment with CMC (during regular work hours or otherwise), which in any way relate to the business or activities of CMC or result from or are suggested by any work the Executive may do for CMC or at its request.

           (b) The Executive agrees to deliver to CMC any and all drawings, notes, specifications, and data relating to such ideas, concepts, processes, improvements and inventions, and to cooperate fully during his employment and thereafter in the securing of patent and copyright protection and similar rights in the United States and foreign countries, and to give evidence and testimony, and execute and deliver to CMC all papers reasonably requested by it in connection with obtaining such protection.

           (c) The Executive acknowledges that CMC's trade secrets, private or secret processes as they exist form time to time and information concerning products, research and development data, market studies and forecasts, editorial redesign information, editorial source identification and compensation information, technical information, procurement and sales activities and procedures, promotion and pricing techniques, marketing arrangements and plans, business plans, the substance of agreements with customers or others, service and training programs and arrangements, customer lists and credit and financial data concerning customers (the "Proprietary Information") are valuable, special and unique assets of CMC, access to and knowledge of which will have been gained by virtue of the Executive's position and involvement with CMC. In light of the highly competitive nature of the industry in which CMC has conducted its business, the Executive further agrees that all Proprietary Information obtained by him as a result of such position or involvement shall be considered confidential. In recognition of this fact, the Executive agrees that he will not disclose any of such Proprietary Information to any person or other entity for any reason or purpose whatsoever, and he will not make use of any Proprietary Information for his own purposes or for the benefit of any person or other entity (except CMC) under any circumstances.

           (d) Upon termination of the Executive's employment with CMC, he will deliver to CMC all records, data and memoranda of every kind and character of CMC and all copies thereof which are in his possession or control, and which relate to his employment or to the activities of CMC or to any Proprietary Information, including but not limited to customer lists, editorial sources, drawings, prints, manuals, notebooks, reports and correspondence, other than employment related records and documents which he is entitled to keep.

     6. Non-Competition. In recognition of the highly competitive nature of CMC's business, the Executive agrees that
(i) so long as he is an employee or officer of CMC and (ii) for three years after his termination of employment with CMC;

           (a) The Executive will not, directly or indirectly (other than on behalf of CMC), as owner, partner, joint venturer, employee, broker, agent, principal, trustee, corporate officer, licensor, consultant or in any capacity whatsoever, engage in, become financial interested, or have any connection with, any business located in the United States engaged in the marketing or manufacturing of buses (other than on behalf of CMC) by supplying competing products or providing competing services to any customer with whom CMC has done any business during the Executive's employment with CMC, whether as an officer, director, proprietor, employee, partner, or investor (other than as a holder of less than 1% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or sales representative.

           (b) The Executive will not directly or indirectly induce employees of CMC to engage in any activity hereby prohibited to the Executive or to terminate their employment with CMC.

           (c)   If any one or more of the terms contained in this
Section 6 shall for any reason be held invalid, illegal or unenforceable, such invalidity, illegality and unenforceability shall not affect any other term therein, but such term shall be deemed deleted, and such deletion shall not affect the validity of the other terms of this Section 6 or any other Section of this Agreement, or the obligations of the Executive under any other agreements with CMC. Alternatively, if any one or more of the terms contained in this Section 6 shall for any reason be held to be excessively broad with regard to time, duration, geographic scope or activity, that term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law.

     7. Tax Withholding. CMC may withhold from any cash amounts payable to the Executive under this Agreement to satisfy all applicable Federal, State, local or other income and employment withholding taxes. In the event that CMC fails to withhold such sums for any reason, CMC may require the Executive to promptly remit to CMC sufficient cash to satisfy all applicable income and employment withholding taxes.

     8.    Binding Effect.

           (a) This Agreement shall be binding upon the successors and assigns of CMC. CMC shall take whatever actions are necessary to ensure that any successor to CMC's operations (whether by purchase, merger, consolidation, sale of substantially all assets or otherwise) assumes the obligations under this Agreement and will cause such successor to evidence the assumption of such obligations in an agreement satisfactory to the Executive. Notwithstanding any other provisions in this Agreement, if CMC fails to obtain an agreement evidencing the assumption of CMC's obligations by any such successor, the Executive shall be entitled to immediate payment of the compensation provided under Section 4, irrespective of whether his employment has then terminated. For purposes of this Agreement, CMC shall mean CMC or any successor thereto.

           (b) This Agreement shall be binding upon the Executive and shall inure to the benefit of and be enforceable by his legal representatives and heirs. However, the rights of the Executive under this Agreement shall not be assigned, transferred, pledged, hypothecated or otherwise encumbered, except by operation of law.

     9. Amendment of Agreement. This Agreement may not be modified or amended except by instrument in writing signed by the parties hereto.

     10. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall continue in full force and effect.

     11.   Limitation on Rights.

           (a) This Agreement shall not be deemed to create a contract of employment between CMC and the Executive and shall create no right in the Executive to continue in CMC's employment for any specific period of time, or to create any other rights in the Executive or obligations on the part of CMC, except as set forth herein. This Agreement shall not restrict the right of CMC to terminate the Executive, or restrict the right of the Executive to terminate his employment.

           (b) The rights of the Executive under this Agreement shall be solely those of an unsecured general creditor of CMC.

     12.   Disputes.

           (a) Disclosure of proprietary information and non-competition. The Executive acknowledges and agrees that CMC's remedy at law for a breach of any of the provisions of Sections 5 or 6 of the Agreement would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by the Executive of the provision of Sections 5 or 6 of this Agreement, it is agreed that, in addition to any other remedies it may have, CMC shall be entitled to equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Further, the Executive acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of Proprietary Information would not be an adequate remedy upon breach or threatened breach of Sections 5 or 6 hereof and consequently agrees upon any such breach or threatened breach that CMC shall be entitled to the granting of injunctive relief prohibiting the sale of products and providing of services of the kind sold or provided by CMC. Nothing herein contained shall be construed as prohibiting CMC from pursuing any other remedies available to it for such breach.

           (b) Except as set forth in (a) above, it is mutually agreed between the parties that any disputes regarding the interpretation or enforceability of this Agreement shall be resolved by binding arbitration before an arbitrator mutually acceptable to both parties, the arbitration to be held in Detroit, Michigan, in accordance with the voluntary labor arbitration rules of the American Arbitration Association, as then in effect. The arbitrator's sole authority shall be to interpret and apply the provisions of this Agreement; the arbitrator shall not change, add to, or subtract from, any of its provisions. The arbitrator shall have the power to compel attendance of witnesses at an arbitration hearing. Any court having jurisdiction may enter a judgment based upon such arbitration. All decisions of the arbitrator shall be final and binding on the claimant and CMC without appeal to any court.
Upon execution of this Agreement, the Executive shall be deemed to have waived his right to commence litigation proceedings outside of arbitration without the express written consent of CMC.

     13. Legal Fees and Expenses. In the event that litigation (Sections 5 and 6) or arbitration is brought to enforce any provision of this Agreement and the Executive prevails, then he shall be entitled to recover from CMC his reasonable costs and expenses of such litigation and/or arbitration, including reasonable fees and disbursements of counsel. If CMC prevails, then each party shall be responsible for its/his respective costs, expenses and attorneys fees, and the costs of arbitration shall be equally divided. For purposes of determining the date when legal fees and expenses are payable, such amounts are not due until 30 days after notification to CMC of such amounts.

     14. Nonalienation of Benefits. Except in so far as this provision may be contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Agreement shall be valid or recognized by CMC.

     15. Notices. Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, addressed to the Board of CMC and CMC at CMC's then principal office, or to the Executive at the Executive's last address on file with CMC, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose of this Agreement in a notice given to the other parties in compliance with this Section 15. Notices shall be deemed given when received.

     16. Miscellaneous/Severability. A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. To the extent that any provision or benefit under this Agreement is not deemed to be in accordance with any applicable law, ordinance, rule or regulation, the noncomplying provision shall be construed, or benefit limited, to the extent necessary to comply with all applicable laws, ordinances and regulations and any such provision or benefit shall not affect the validity of any other provision or benefit provided by this Agreement. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

     17. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Michigan.

     18. Entire Agreement. This document represents the entire agreement and understanding of the parties with respect to the subject matter of the Agreement and it may not be altered or amended except by an agreement in writing.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                           CHAMPION MOTOR COACH, INC.


                           By:
                              Walter R. Young, Jr.
                              Chairman of the Board


                           By:
                              Thomas J. Ensch
                              Executive

MAH/5755